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                                                                     Exhibit 5.1


                              [Skadden Letterhead]

                                                                   June 20, 2005


Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas  75201


                           Re:      Builders FirstSource, Inc.
                                    Registration Statement on Form S-1
                                    (File No. 333-122788)
                                    ---------------------

Ladies and Gentlemen:

     We have acted as special counsel to Builders FirstSource, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 7,500,000 shares (the "Primary Shares") and the sale by the selling stockholders named in the Registration Statement (as defined below) (the "Selling Stockholders") of up to 5,437,500 shares (including 1,687,500 shares subject to an over-allotment option) (the "Secondary Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-122788) as filed with the Securities and Exchange Commission (the "Commission") on February 14, 2005 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on April 27, 2005 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on April 27, 2005 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on May 26, 2005 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on June 6, 2005 under the Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on June 15, 2005; (vii) Amendment No. 6 to the Registration Statement as filed with the Commission on the date hereof (such
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Builders FirstSource, Inc.
June 20, 2005
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Registration Statement, as so amended, being hereinafter referred to as the
"Registration Statement"); (viii) the form of Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, as issuer, the Selling Stockholders, and UBS Securities LLC and Deutsche Bank Securities Inc. as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (ix) a specimen certificate representing the Common Stock; (x) the Amended Certificate of Incorporation of the Company, as amended to date and currently in effect;
(xi) the By-Laws of the Company, as amended to date and currently in effect;
(xii) the form of the Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement (the "New Charter");
(xiii) the form of Amended and Restated By-Laws of the Company, filed as an exhibit to the Registration Statement; (xiv) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Primary Shares and related matters; (xv) certain resolutions of the Board of Directors of the Company relating to the Secondary Shares and related matters; (xvi) certain resolutions of the stockholders of the Company relating to the New Charter; and (xvii) a copy of the stock certificate representing the Secondary Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other by all parties thereto (other than the Company), and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed the due filing of the New Charter with the Secretary of State of the State of Delaware prior to the issuance of the Primary Shares.
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Builders FirstSource, Inc.
June 20, 2005
Page 3


As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that:

     1.  When (i) the Registration Statement becomes effective under the Act;
(ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as disclosed in the Registration Statement in accordance with the terms of the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

     2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP